UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 5, 2017

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Green Plains Inc. (the “Company”) announced today that Jerry Peters will retire as chief financial officer of the Company and Green Plains Partners LP effective September 11, 2017. Mr. Peters will continue to be a member of the board of directors of Green Plains Holdings LLC, the general partner of Green Plains Partners.

(c) Mr. John Neppl has been appointed as chief financial officer of the Company and Green Plains Partners effective September 11, 2017. Mr. Neppl most recently served as chief financial officer of The Gavilon Group, LLC, an agriculture and energy commodities management firm with an extensive global footprint.

Previously, Mr. Neppl held senior financial management positions at ConAgra Foods, Inc., including senior financial officer of ConAgra Trade Group and Commercial Products division as well as assistant corporate controller. Prior to ConAgra, Mr. Neppl was corporate controller at Guarantee Life Companies. He began his career as an auditor with Deloitte & Touche. He is a member of the Creighton University Heider College of Business Dean’s Advisory Board, as well as its Accounting Department Advisory Board. In addition, he is on the Board of Directors of Marian High School and Chair of its Finance Committee. Mr. Neppl earned his Bachelor of Science degree in business administration with a major in accounting from Creighton University in Omaha, Nebraska. He is also a certified public accountant (inactive status).

As an officer of Green Plains Partners and the Company, all compensation payable to Mr. Neppl will be paid by the Company. His compensation arrangement is described in the Form 8-K filed by the Company on September 5, 2017.

Mr. Neppl, 51, has no family relationships with any current director or executive officer of Green Plains Partners, and there are no transactions or proposed transactions to which Green Plains Partners is a party, or intended to be a party, in which Mr. Neppl has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Neppl was not chosen to succeed Mr. Peters as the Green Plains Partners’ chief financial officer pursuant to any arrangement or understanding with any other person.

Item 7.01.	Regulation FD Disclosure.

On September 5, 2017, the Company issued a press release announcing this transition, which is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Number	Description

99.1	Press release, dated September 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Partners LP

Date: September 5, 2017	By:	/s/ Michelle Mapes
Michelle Mapes
EVP – General Counsel and Corporate Secretary